Exhibit 99.1

Buckeye Technologies Third Quarter 2011 Earnings Results Schedule

MEMPHIS, Tenn.--(BUSINESS WIRE)--March 14, 2011--Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, April 27, 2011 at 9:00 a.m. Central (10:00 Eastern) to discuss third quarter 2011 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. Supplemental material for this call will be available on these websites. The replay will be archived on these websites through May 27, 2011.

In addition, persons interested in listening by telephone may dial in at (888) 312-3046 within the United States. International callers should dial (719) 457-2696. Participants should call no later than 8:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820. The passcode is 7709089. This replay will be available until midnight May 11, 2011.

A press release will be issued via Business Wire after the market closes on April 26. If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.

CONTACT:
Buckeye Technologies Inc.
Steve Dean, Sr. Vice President and Chief Financial Officer, 901-320-8352
or
Investor Relations:
Daryn Abercrombie, 901-320-8908
www.bkitech.com